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                                                                   EXHIBIT 10.12

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TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         NON-EXCLUSIVE LICENSE AGREEMENT

THIS NON-EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made by and between JDS Uniphase Corporation, a Delaware corporation having offices at 1768 Automation Parkway, San Jose, CA 95131 ("Licensor"), and Brillian Corporation, a Delaware corporation having offices at 1600 N. Desert Drive, Tempe, AZ 85281 ("Licensee").

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter recited, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

I.    DEFINITIONS:

(a) "Effective Date" means the date upon which this Agreement is signed by the Licensor and the Licensee.

(b) "Licensed Product" means a Light Engine incorporating or manufactured with the Licensed Technology, made or sold by Licensee.

(c) "Light Engine" means the UltreX 3(R) Liquid Crystal on Silicon (LCOS) three-panel light engine architecture for Rear Projection Television
      (RPTV) applications.

(d) "Licensed Patents" means the patents, utility models and applications therefor, and including any and all divisionals, continuations, re-examinations, renewals, provisionals, continuations in part, and re-issues, set forth in EXHIBIT A to this Agreement, and also any of the foregoing that are owned or licensable by Licensor and which would be necessary for Licensee to exercise any rights hereunder (including without limitation for Licensee to make and have made Light Engines as herein provided).

(e) "Licensed Know-How" means the proprietary know-how and trade secrets owned or licensable by JDSU as set forth in EXHIBIT B to this Agreement and also all such proprietary know-how and trade secrets as necessary or desirable to exercise the rights and licenses granted hereunder (including without limitation for Licensee to make and have made Light Engines as herein provided).

(f) "Licensed Technology" means the Licensed Patents and Licensed Know-How, including any updates or improvements thereto made by Licensor.

(g)   "Royalty Rate" means $[***] for each Licensed Product sold by Licensee.

II. As of the Effective Date and continuing for the period defined in SECTION XIV, Licensor grants to Licensee a non-exclusive, non-transferable (except as provided in SECTION XIII), royalty-bearing (as described in SECTION
      IX), worldwide right and license under the Licensed Technology (i) to make, have made (solely by an authorized assembler of Licensee for incorporation in a Licensor branded television) and use Licensed Products and (ii) to sell, offer for sale and lease world-wide such Licensed Products solely as a subassembly of a Licensor branded television. Notwithstanding the foregoing, Licensee's rights hereunder to make or have Licensed Products shall not extend to the manufacture of any individual part, component or subsystem of a Light Engine, whether such part, component or subsystem is manufactured by Licensor or purchased by Licensor from a third -party supplier, and shall be limited to the assembly of such parts, components and subsystems into a complete Light Engine unit.

(a) The right to have Licensed Products made by an authorized assembler of Licensee by set forth above shall only apply where (i) the authorized assembler is party to a written agreement with Licensee with terms at least as restrictive as those set forth herein, particularly with respect to confidentiality and revision control, (ii) the specifications for the Light Engine were created by Licensor or Licensee (and not by such authorized assembler), (iii) the authorized assembler is manufacturing no more than 15% of the Light Engines manufactured by Licensee hereunder and
      (iv) shall not apply to any products in the form manufactured or marketed by said authorized assembler prior to Licensee furnishing said specifications. Licensee shall be liable to Licensor for any unauthorized disclosure or misuse of Licensor confidential information or the Licensed Technology by its authorized assembler.

III. TECHNOLOGY TRANSFER: Licensor agrees to i) transfer the Licensed Know-How in accordance with the Technology Transfer Schedule set forth in EXHIBIT C, and ii) to provide to Licensee access to the Licensed Know-How through the following databases: [***]. Licensor shall maintain the database and incorporate changes as may be mutually agreed upon.

IV.   CROSS LICENSES; THIRD-PARTY PATENT CLAIM:

(a) The license which is granted herein to Licensee may in the future be affected by cross-license agreements between Licensor and other parties. At the Effective Date, Licensor is not party to any cross-license agreement that, to the actual knowledge of Licensor's executive officers and attorneys working within Licensor's legal group ("Licensor's Knowledge"), is necessary for Licensee to exercise its license rights hereunder.

(b) In the event that Licensor or Licensee shall receive any claim or assertion that the Licensed Products infringe any third-party patents, the recipient party shall promptly give notice to the other party, and Licensor and Licensee agree to cooperate in good faith to evaluate, resolve and dispute any such third-party claim. In the event Licensor shall enter into any license or other agreement whereby a third-party patent is licensed to Licensor for Light Engine applications, Licensor shall use reasonable commercial efforts to cause such license agreement to be extended to Licensee on the same economic terms as are applicable to Licensor for any Licensed Products to be manufactured by or for Licensee pursuant to this Agreement.

V.    REPRESENTATIONS AND WARRANTIES; NO IMPLIED LICENSE:

(a) Licensor represents to Licensee that: (i) to Licensor's Knowledge, no third party has asserted or made a claim in writing to Licensor that the use, manufacture or sale of Licensor's Light Engine Products infringes any patent or other intellectual property right of such third party; and (ii) Licensor has the right to convey all rights and licenses conveyed hereunder.

(b) Nothing in this Agreement shall be construed or interpreted as a grant by implication, inference, estoppel, or otherwise of any license or other right under any patents, or background patents, or patent applications, or software, or know-how, or trade-secrets, other than the express license granted to the Licensed Technology herein.

                                        1                  Initialed: ____ /____
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VI.   DISCLAIMER:

(a) Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed as:

      (1) a warranty or representation by Licensor as to the scope or validity of any patents, patent applications, invention disclosures, design patents, utility model patents or other rights included in the Licensed Technology; or

      (2) a warranty or representation that any manufacture, sale, import, use, or other disposition of products produced by Licensee or services provided by Licensee will be free from infringement of patents, design patents, utility patents, or other rights of third parties; or

      (3) any obligation on Licensor to pay maintenance fees, pay for counsel or otherwise file or prosecute any patent application, maintain or renew any patent rights in any country for issued patents or patent applications, or to file for patent protection in any country for inventions, or to defend any patent or patent application; or

      (4) a duty or requirement on Licensor to bring, file, or prosecute actions or suits against third parties for the misappropriation of or infringement of the Licensed Technology; or

      (5) conferring any right to use in advertising, publicity or otherwise, any trademark, trade names, or any contraction, abbreviation, or simulation thereof, of Licensor.

VII. SUBSEQUENTLY DEVELOPED TECHNOLOGY: Licensor shall maintain configuration control over Licensed Product. In the event that Licensee desires to make changes to Licensed Product or Licensed Technology, including any changes that would affect the form, fit, function, specification or qualification of the Licensed Product, Licensee shall notify Licensor of the change in writing, prior to implementation of such change. Licensor shall modify the relevant database based upon such changes as are mutually agreed upon. Licensor shall own all right title and interest in and to any inventions, discoveries, or improvements made by Licensee to the Licensed Products or Licensed Technology, which shall be deemed Licensed Technology for purposes of this Agreement. Licensee agrees to provide any necessary documentation requested by Licensor in order to perfect Licensor's rights as set forth herein.

VIII. MARKING: Licensor agrees to clearly mark Licensed Product with the applicable Licensor patent numbers in accordance with instruction provided from time to time by Licensor.

IX.   ROYALTIES:

(a) In consideration of the licenses herein granted by Licensor, Licensee agrees to pay Licensor as follows:

      (1) from the Effective Date continuing through [***] Licensor agrees to waive the payment of royalties on all Licensed Products sold and delivered by Licensee , and

      (2) during the period commencing on [***] and continuing for the term of this Agreement as specified in Section XIII, Licensee will pay to Licensor royalties on all Licensed Products leased, sold, or otherwise disposed of by Licensee at the Royalty Rate.

(b) All royalty payments shall be made to Licensor in U.S. dollars. If Licensee fails to make such payments on or before the required dates, a supplemental royalty equal to one percent (1%) of the amount due shall be paid by Licensee for each month, or part of a month, that the payment is late.

(c) Licensed Products shall be deemed to be sold, leased, or otherwise disposed of, when billed by Licensee. Once royalty has been accounted for, for any Licensed Product, no further royalty shall be payable thereon under this License Agreement.

X.    ACCOUNTING FOR ROYALTIES AND TAXES:

(a) All computations relating to determination of the amounts of royalties due and payable pursuant to this Agreement shall be made in accordance with generally accepted accounting principles. Upon the reasonable request of Licensor, Licensee shall permit access to their books and records for the sole purpose of verifying the calculation of royalties due and payable pursuant to this Agreement. Licensor shall seek permission for an audit no more than once each fiscal year and shall bear the costs of the audit. All information concerning the use, lease, sale, or other disposition of Licensed Products, including without limitation, quantities of Licensed Products sold, customers, and other confidential business information of Licensee shall be made available to Licensor to the extent necessary to verify the calculation of royalties.

(b) All royalties to be paid under Section VIII, in respect of the licenses granted pursuant to this Agreement, shall be paid on a fiscal quarterly basis, commencing on [***], and continuing on each January 1st, April 1st, July 1st and October 1st respectively, thereafter.

(c) All payments of royalties pursuant to Section VIII of this Agreement, shall be made within thirty (30) days of the end of the fiscal quarterly period during which said royalties accrued, or within thirty (30) days of any shorter period as provided for herein, whichever occurs first. Royalties accounted for in any currency other than United States dollars shall be converted to United States dollars by using the prevailing rate of exchange for such currency and United States dollars quoted in the New York Foreign Exchange Market on the last business day of the reporting period in question.

(d) On or before the date on which each royalty payment is payable, Licensee shall furnish to Licensor a written statement in the English Language, certified by an authorized representative of Licensee, concerning the computation of royalties due to or payable to Licensor, in respect of the applicable fiscal quarterly period. Each such certified statement payable under this Agreement to be readily determined and, in particular, shall set forth the following:

      (1) the total quantity of Licensed Product sold or otherwise disposed of for such fiscal quarterly reporting period; and

      (2) such additional information as Licensor may reasonably prescribe from time to time to enable Licensor to ascertain the computation of royalties.

(e) All taxes imposed as a result of the existence of this Agreement or the performance hereunder shall be paid by the party required to do so by applicable law, provided however, that if so required by applicable law, Licensee shall withhold the amount of any national taxes on the payment to be made by Licensee to Licensor pursuant to this Agreement, and shall promptly effect payment thereof to the appropriate tax authorities, and shall transmit to Licensor official tax receipts or other evidence issued by said appropriate tax authorities sufficient to enable Licensor to support a claim for the United States income tax credit in respect of any such taxes so withheld and paid.

XI. WAIVER OF REMEDIES: Subject to those warranties set forth in Section IV(a) hereof, Licensee explicitly releases, disclaims and waives all rights and remedies of law and all warranties, obligations, and liabilities of Licensor, express or implied, arising by law or by other means, with respect to any bug, defect, error omission, deficiency, or nonconformity in the Licensed Technology , including remedies which arise

                                        2                  Initialed: ____ /____
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      under any:

(a)   IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE;
      or

(b) IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE; or

(c)   ANY THIRD-PARTY CLAIM OF PATENT, COPYRIGHT OR OTHER INFRINGEMENT; or

(d) TORT CLAIMS, WHETHER OR NOT ARISING IN WHOLE OR IN PART FROM FAULT, NEGLIGENCE, STRICT LIABILITY, OR PRODUCT LIABILITY.

XII.  LIMITATION OF LIABILITY: OTHER THAN FOR DAMAGES ARISING FROM A BREACH OF
      SECTION II(a), SECTION XV(a) ("CONFIDENTIALITY"), OR FOR OBLIGATIONS ARISING UNDER SECTION IV ("REPRESENTATIONS AND WARRANTIES; NO IMPLIED LICENSE"), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

XIII. ASSIGNMENT: Neither this License Agreement nor any of the rights and benefits inuring herein to Licensee shall be assignable to any other person or party without the express prior written consent of Licensor. Any assignment in violation of this Section XII shall be null and void and be of no force and effect.

XIV.  TERM & TERMINATION:

(a) Except as otherwise provided in this Section XIV, the licenses granted pursuant to this Agreement shall remain in force until [***]. Upon the earlier to occur of: (i) Licensor notifies Licensee in writing that it will no longer offer for sale complete Light Engines (directly or through its contract manufacturer) (the "LE Notice"), or (ii) Licensor is not offering for sale complete Light Engines (directly or through its contract manufacturer) prior to [***], and provided that (x) this Agreement has not previously terminated, and (y) that Licensee is not then in material default of this Agreement (such earlier event hereinafter referred to as an "Early Trigger"), Licensee shall have the right, at its option and exercisable by Licensee on written notice to Licensor (1) within fifteen
      (15) days of receipt of the LE Notice with respect to an Early Trigger pursuant to Section XIV(a)(i) above, or (2) on or prior to [***] with respect to an Early Trigger pursuant to Section XIV(a)(ii) above, to (A) extend this Agreement to [***], subject to termination pursuant to Sections XIV(b), XIV(c) or XIV(d) below (such extended license hereinafter referred to as, the "Extended License"), and/or (B) extend this Agreement in perpetuity, subject to termination pursuant to Sections XIV(b), XIV(c) or XIV(d) below (such extended license hereinafter referred to as, the "Perpetual License").

(b) In the event that Licensee exercises its rights to the Extended License or the Perpetual License and Licensee is making the Licensed Products directly without a third-party contractor or assembler, the Royalty Rate shall remain as set forth in this Agreement. In the event that Licensee exercises its rights to the Perpetual License and Licensee has the Licensed Products made by Fabrinet or another authorized assembler as set forth in Section II above, this Agreement shall be modified and amended to: (i) delete the terms "to make" in Section II(ii) above, (ii) eliminate the 15% limitation on the amount of Light Engines that Licensee can have manufactured by a third party authorized assembler; and (iii) modify the royalty during such extension period to be an amount equal to the greater of: (x) $[***] per unit, or (y) [***]% of the Light Engine Revenue derived by Licensee from the sale of each television unit incorporating a Light Engine (where "Light Engine Revenue" shall mean that portion of the total revenue of Licensee from the sale of a television unit equal to that percentage of the total cost of goods sold of such television unit that is attributable to the total completed Light Engine). In the event the Royalty Rate is modified pursuant to Section XIV(b)(ii) above, then every six months following the effective date of the Perpetual License, the parties shall negotiate in good faith a fixed dollar amount for the Royalty Rate that they deem to be equal to such modified Royalty Rate. On or after [***] the Perpetual License shall terminate immediately following any calendar month during the extension period for which Licensee shall pay Licensor the applicable royalty on less than 1,000 Light Engine units per month as determined on a rolling twelve month basis. In the event Licensee exercises the option for the Extended License and/or Perpetual License pursuant to this Section XIV(b), such election shall serve as a full release of all claims against Licensor for any acts or omissions by Licensor for periods prior to [***].

(c) If Licensee fails to make any payment fully or timely as required by this Agreement, or in the event of any other material breach of this Agreement by either party, and if such failure or other material breach is not corrected within thirty (30) days after written notice complaining thereof is given to the defaulting party, then this Agreement may be terminated forthwith in its entirety by written notice to that effect from the complaining party, provided that such termination shall not affect any royalty or other obligation arising prior to such termination.

(d) If at any time during the term of this Agreement: (i) either party consolidates with or merges with or into another corporation, company, or other entity, notwithstanding that such party may be the surviving entity of such consolidation or merger; or (ii) Licensee sells or otherwise transfers substantially all of its business or assets relating to Licensed Products; then the other party may terminate this Agreement at any time upon notice to the other party.

XV.   MISCELLANEOUS PROVISIONS:

(a) CONFIDENTIALITY: Each party (the "Disclosing Party") may from time to time disclose to the other party (the "Receiving Party") certain non-public information regarding the business of the Disclosing Party (collectively, "Confidential Information"). The Disclosing Party shall mark all Confidential Information as "Confidential", "Proprietary" or the like. The Receiving Party agrees not to use the Confidential Information except for purposes of exercising its rights or fulfilling its obligations under his Agreement, and agrees not to disclose such Confidential Information to any third party (other than by Licensee under obligation of confidence). Licensee agrees that all Licensed Know-How and the data contained on the databases set forth in Section III are deemed Confidential Information of Licensor, irrespective of the marking of such information. Confidential Information of Licensor. The provisions of this SECTION XV(a) shall not apply to any disclosure of information which:

      (1) Is made with the prior written consent of the Disclosing Party; or

      (2) Is made to any governmental body or any other statutory authority or regulatory authority or court having jurisdiction to call therefor; or

      (3) Is made as otherwise may be required by law; or

      (4) is disclosed to independent legal counsel, accountants or consultants where there is a business need to know.

      Prior notification of any disclosure pursuant to items (ii) and (iii) above shall be provided by the Receiving Party to the Disclosing Part Licensor.

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(b)   CHOICE OF LAW: This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

(c) WAIVER: The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse similar subsequent failure to perform any such term or condition by the other party.

(d) SUCCESSOR'S AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns subject to Section XII above.

(e) COUNTERPARTS: This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

(f) THIRD PARTIES: Except as specifically set forth or referred to in this Agreement, nothing herein expressly or implied is intended or shall be construed to confer upon or give to any other person other than Licensee and Licensor and their successors or assigns, any rights or remedies under or by reason of this Agreement.

(g) INVALID PROVISIONS: Should any clause, sentence, paragraph, section, or article of this Agreement be judicially declared invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement that are so held to be invalid, unenforceable, or void shall be deemed to have been stricken from this Agreement, and the remainder of this Agreement shall have the same force and full effect as if such part or parts had never been included herein.

(h) SURVIVAL: The following provisions shall survive the expiration or termination of this Agreement: SECTION I ("DEFINITIONS"), SECTION IV ("CROSS LICENSES; THIRD-PARTY CLAIM"), SECTION IV ("REPRESENTATIONS AND WARRANTIES; NO IMPLIED LICENSE"), SECTION VI ("DISCLAIMER"), SECTION XI ("WAIVER OF REMEDIES"), SECTION XI ("LIMITATION OF LIABILITY"), SECTION XIV ("TERM AND TERMINATION; CROSS DEFAULT"), SECTION XV ("MISCELLANEOUS PROVISIONS"), SECTION XVI ("ENTIRE AGREEMENT") and SECTION XVII ("NOTICE").

XVI. ENTIRE AGREEMENT: This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and merges all prior discussions between them.

XVII. NOTICE: Any notice, request, instruction, or other communications or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally, telecopied, or sent by recognized overnight delivery service, and shall be deemed given when so delivered personally, telecopied (with appropriate confirmation of receipt), or received, as follows:

         If to Licensor:

         JDS Uniphase Corporation
         1768 Automation Parkway
         San Jose, CA  95131
         Attn: General Counsel
         Fax: 408-546-4350
         Phone: 408-546-5000

         If to Licensee:

         Brillian Corporation
         1600 N. Desert Drive
         Tempe, AZ 85281

         Attn:

IN WITNESS WHEREOF, this Agreement is accepted by the undersigned, which are respectively duly authorized representatives of Licensor and Licensee.

JDS Uniphase Corporation                      Brillian Corporation

By:__/s/ Christopher S. Dewees_________       By:__/s/ Wayne A. Pratt___________
Print Name: Christopher S. Dewees             Print Name: Wayne A. Pratt
Title: Senior Vice President                  Title: Vice President and CFO
Date: December 10, 2004                       Date: December 10, 2004

                                        4                  Initialed: ____ /____
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                                    EXHIBIT A

                                LICENSED PATENTS

                                      [***]


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                                    EXHIBIT B

                                LICENSED KNOW-HOW

The Licensed Know-How includes, but is not limited to, technical data, drawings, work instructions, bills of material, specifications, design information, test requirements, process information, alignment techniques, and other information available on the following JDSU proprietary databases related to the Light Engine to which Licensee will be granted access:

[***]

Licensee shall be granted read only access and agrees that any changes required to the database will be handled in accordance with the change control process outlined in the Supply Agreement executed in conjunction with this Agreement.

FILE CODES:
[***]

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                                    EXHIBIT C

[*** 5 pages omitted]

FILE CODES:
[***]

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